SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 8, 2001

                                   AT&T CORP.

               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

               1-1105                                     13-4924710

       (Commission File Number)               (IRS Employer Identification No.)


       32 Avenue of the Americas                          10013-2412
          New York, New York

(Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (212) 387-5400


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)




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ITEM 5.     OTHER EVENTS.


         On July 8, 2001, AT&T Corp. ("AT&T") received a proposal from Comcast Corporation ("Comcast"), with regard to a potential transaction involving
AT&T Broadband, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. On July 9, 2001, AT&T issued a statement in response to Comcast, a copy of which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

         On July 18, 2001, at a regularly scheduled meeting, the AT&T Board of Directors (the "AT&T Board") unanimously voted to reject Comcast's proposal to acquire AT&T Broadband and instructed AT&T management to communicate that rejection to Comcast.

         AT&T announced that the AT&T Board has directed management to explore financial and strategic alternatives relating to AT&T Broadband, including the previously announced restructuring plans. The AT&T Board's goal in exploring these alternatives is to provide the greatest long-term value to shareholders. The AT&T Board also announced that it has decided to delay finalizing and mailing to shareowners the proxy materials for its current restructuring plans. The AT&T Board also emphasized that it remained committed to separating AT&T Consumer and AT&T Business from AT&T Broadband and to creating a separate tracking stock designed to represent the financial performance of AT&T Consumer. On July 18, 2001, AT&T issued a press release, which included AT&T's response to Comcast, a copy of which is filed as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)   Exhibits.

         Exhibit 99.1 Letter proposal from Comcast, dated July 8, 2001.

         Exhibit 99.2 Statement of AT&T, dated July 9, 2001.

         Exhibit 99.3 Press Release, dated July 18, 2001.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       AT&T CORP.

                                                By:   /s/ Robert S. Feit
                                                   ---------------------
                                                   Name:  Robert S. Feit
                                                   Title: General Attorney and
                                                          Assistant Secretary

Date:  July 18, 2001


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                                  EXHIBIT INDEX



         Exhibit 99.1 Letter proposal from Comcast Corporation, dated
                      July 8, 2001.

         Exhibit 99.2 Statement of AT&T Corp., dated July 9, 2001.

         Exhibit 99.3 Press Release, dated July 18, 2001.